UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2010

GRANITE FALLS ENERGY, LLC

(Exact name of small business issuer as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN		56241-0216
(Address of principal executive offices)		(Zip Code)

(320) 564-3100

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Directors

On January 19, 2010, pursuant to the Granite Falls Energy, LLC (the “Company”) Fifth Amended and Restated Operating and Member Control Agreement (“Member Control Agreement”), Fagen, Inc. exercised its right to replace its representative on the board of governors of the Company. Fagen, Inc. has appointed Mr. Steve Core to fill its appointed seat.  Mr. Core will serve at the pleasure of Fagen, Inc.

Mr. Core became a governor in November 2002. He was our Vice President of Operations from November 2002 to October 2004.  Mr. Core has over 30 years of agricultural business management experience.  For the past three years, Mr. Core has served as a consultant to Fagen, Inc., in connection with new ethanol plant construction.  Prior to that, he served as general manager of a 44 million gallon per year ethanol production facility in Minnesota.  Mr. Core will serve indefinitely as a director on our board of directors at the pleasure of Fagen Inc., so long as Fagen Inc. continues to own 5% or more of the outstanding Granite Falls Energy, LLC membership units.  Mr. Core also serves as a director for Homeland Energy Solutions, LLC, a publicly reporting company, Golden Grain Energy, LLC, a publicly reporting company, and Little Sioux Corn Processors, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: January 20, 2010	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer